As filed with the U.S. Securities and Exchange Commission on June 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STREAMLINE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1455414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

(888) 997-8732

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Gibson

Chief Financial Officer

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

(888) 997-8732

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Ghegan

Troutman Pepper Hamilton Sanders LLP

600 Peachtree St NE

Suite 3000

Atlanta, GA 30308

(404) 885-3139

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2022

PRELIMINARY PROSPECTUS

272,653 Shares

Common Stock

This prospectus relates to the proposed resale from time to time of up to 272,653 shares of our common stock, par value $0.01 per share, by the selling stockholder named herein (together with any of such selling stockholder’s transferees, pledgees, donees or successors). Our registration of the common stock covered by this prospectus does not require the selling stockholder to offer or sell any of its shares of our common stock.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholder of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholder is responsible for any underwriting discounts, selling commissions and brokerage fees related to the offer and sale of its shares of our common stock.

The selling stockholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares of our common stock and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares of the common stock. See “Plan of Distribution” for more information about how the selling stockholder may sell or dispose of its shares of the common stock.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “STRM.” On June 16, 2022, the closing price of our common stock was $1.15 per share.

Investing in shares of our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 2 of this prospectus and any similar section contained in any related prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, the selling stockholder may from time to time sell the shares of our common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement(s) may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement(s). You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in any shares of our common stock being offered.

Neither we nor the selling stockholder have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares of our common stock are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

For purposes of this prospectus, references to the terms “Streamline Health,” the “Company,” “we,” “us” and “our” refer to Streamline Health Solutions, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires.

OUR COMPANY

We are a provider of solutions and services in the middle of the revenue cycle for healthcare providers throughout the United States and Canada. Streamline Health’s technology helps hospitals improve their financial performance by moving later revenue cycle interventions earlier in the process to optimize their coding accuracy for every patient encounter prior to bill submission. By improving coding accuracy before billing, providers can reduce revenue leakage, mitigate the risk of overbilling, and reduce days in accounts receivable. This enables providers to achieve more predictable revenue streams using technology rather than manual intervention. We provide computer software-based solutions, professional consulting and auditing and coding services, which capture, aggregate and translate structured and unstructured data to deliver intelligently organized, easily accessible predictive insights to our customers. Hospitals and physician groups use the knowledge generated by Streamline Health to help improve their financial performance. The Company’s software solutions are delivered to customers either by access to the Company’s data center systems through a secure connection in a software as a service (“SaaS”) delivery method or by a fixed-term or perpetual license, where such software is installed locally in the customer’s data center.

We are incorporated under the laws of the State of Delaware. Our executive office is located at 2400 Old Milton Pkwy., Box 1353, Alpharetta, GA 30009. Our telephone number is (888) 997-8732. Our website is http://www.streamlinehealth.net. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before acquiring any of our common stock, you should read and carefully consider the risks and uncertainties discussed under the sections titled Risk Factors contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as well as our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and the other information contained in or incorporated by reference into this prospectus, as updated, amended or superseded by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the common stock. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the Commission pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. The risks that we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” herein. Each of the risks described could result in a material decrease in the value of our common stock and, accordingly, your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading “Risk Factors” above or incorporated by reference and may, from time to time, be discussed in our other filings with the Commission.

In addition to statements that explicitly describe such risks and uncertainties, statements using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions also are forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. The forward-looking statements we make are not guarantees of future performance, and we have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or historical earnings levels. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in, or that are incorporated by reference in, this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our filings with the Commission, and any subsequent annual, quarterly or current report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements.

Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholder pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholder pursuant to this prospectus. The selling stockholder is responsible for any underwriting discounts or selling commissions and brokerage fees related to and will receive all of the proceeds from the offer and sale of its shares of our common stock. See “Selling Stockholders”.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is based upon our Certificate of Incorporation, as amended to date (the “Charter”), our Bylaws, as amended to date (the “Bylaws”), and applicable provisions of Delaware law, in each case as currently in effect. The following description is only a summary of the material provisions of our common stock set forth in our Charter and our Bylaws, each as in effect as of the date of this prospectus, does not purport to be complete and is qualified in its entirety by reference to such documents, the information regarding our common stock incorporated by reference herein from our filings with the Commission and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The documents governing our common stock have been filed as exhibits to the Registration Statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 85,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of June 16, 2022, we had 48,821,180 shares of common stock and no shares of preferred stock outstanding.

The following description of our common stock does not purport to be complete and is subject to and qualified by our Charter, our Bylaws and the applicable provisions of the DGCL, each as in effect as of the date of this prospectus.

Common Stock

Nasdaq Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “STRM”.

Voting. Common stockholders are entitled to one (1) vote per share for the election of directors and on all other matters that require stockholder approval, subject in all cases to the rights of any outstanding preferred stock, if any. Holders of our common stock do not have cumulative voting rights.

Dividends and Other Distributions. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the DGCL, which provides that dividends are payable only out of surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

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Merger, Consolidation or Sale of Assets. Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock shall be entitled to receive all cash, securities and other property received by us pro rata on the basis of the number of shares of common stock held by each of them in any of the following situations: (1) our merger or consolidation with or into another corporation in which we do not survive, (2) the sale or transfer of all or substantially all of our assets to another entity or (3) a merger or consolidation in which we are the surviving entity but the common stock shall be exchanged for stock, securities or property of another entity.

Distribution on Dissolution. After payment or provision for all liabilities, and subject to any preferential rights of any outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive a portion of the remaining funds to be distributed. Such funds shall be paid to the holders of our common stock pro rata on the basis of the number of shares of common stock held by each of them.

Other Rights. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Holders of our common stock do not have any preemptive rights enabling such holder to purchase, subscribe for or receive shares of any class of our common stock or any other securities convertible into shares of any class of our common stock or any redemption rights.

All outstanding shares of our common stock are fully paid and non-assessable.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021.

Limitation of Director Liability

Our Charter contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the DGCL. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit.

Delaware Anti-Takeover Law and Provisions of our Charter and Bylaws

Delaware Anti-Takeover Law. We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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●	on or subsequent to the date of such business combination, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder or any merger or consolidation involving the corporation and another entity that is caused by the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of ten percent (10%) or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

●	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation and any affiliate or associate of such entity or person.

Our Charter and Bylaws. Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and Bylaws:

●	permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);

●	provide that the authorized number of directors may be changed only by the Board of Directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	require advance notice for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

The amendment or repeal of any of these provisions of our Charter would require approval of not less than 66 2/3% of our then outstanding shares of capital stock entitled to vote on such amendment. Our Bylaws may also be amended by affirmative vote of a majority of the entire Board of Directors.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholder to offer and sell from time to time up to 272,653 shares of our common stock for its own account (the “Shares”). The Shares issued to the selling stockholder consist of 272,653 Shares issued for the fiscal year ending January 31, 2022, relating to a Master Services Agreement (the “MSA”) and related statements of work (each, a “SOW”). Pursuant to the MSA and related SOWs, the Company is obligated to issue an additional amount of shares of common stock to the selling stockholder for services to be furnished pursuant to the MSA and such related SOWs. Such additional shares of common stock have not been issued as of the date of this prospectus and are not shown as beneficially owned by the selling stockholder in the table below.

For further information regarding the MSA and the SOWs, please see our Current Report on Form 8-K that we filed with the Commission on March 25, 2020.

The selling stockholder may sell some, all or none of its Shares. We do not know how long the selling stockholder will hold the Shares before selling them, and we currently have no definitive agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the Shares. The Shares covered hereby may be offered from time to time by the selling stockholder. As a result, we cannot estimate the number of shares of common stock the selling stockholder will beneficially own after termination of sales under this prospectus.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within sixty (60) days.

The following table sets forth (i) the name of the selling stockholder, (ii) the number of shares beneficially owned by the selling stockholder, including the Shares (see “Beneficial Ownership Prior to this Offering” in the table below), and (iii) the number of shares beneficially owned by the selling stockholder, excluding the Shares (see “Beneficial Ownership After this Offering” in the table below).

To our knowledge, the selling stockholder has not, nor during the three (3) years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates other than the MSA and related SOWs. To our knowledge, the selling stockholder is not a broker-dealer, nor at the time of the acquisition did the selling stockholder have direct or indirect agreements or understandings with any person to distribute any common stock, including the Shares.

The information set forth in the table below is based upon information obtained from the selling stockholder. Beneficial ownership of the selling stockholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 48,821,180 shares of our common stock outstanding as of June 16, 2022. In addition, pursuant to the terms of the MSA and related SOWs, we expect to issue an additional 224,280 shares of our common stock to the selling stockholder during the fiscal year ending January 31, 2023. The additional shares are not registered for resale in this Registration Statement and are not included in the beneficial ownership table below.

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As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed in the table below and its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering
Name of Selling Stockholder	Number of Shares	Percent of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares(1)	Percent of Outstanding Common Stock(1)
180 Consulting, LLC (“180 Consulting”) (2)	272,653	0.56%	272,653	—	—%
All Selling Stockholders	272,653	0.56%	272,653	—	—%

(1)	For “Beneficial Ownership After this Offering,” (i) the “Number of Shares” column assumes the sale of all shares of common stock offered, and (ii) the “Percent of Outstanding Common Stock” column is based on (i) 48,765,110 shares of our common stock outstanding as of June 16, 2022.
(2)	The address of the selling stockholder is 121 Greenway Blvd., Carrollton, Georgia 30117. Greg Shilling and Johnathan Samples are deemed to have equal shared and dispositive voting power with respect to the shares held by 180 Consulting.

PLAN OF DISTRIBUTION

We are registering the Shares of our common stock to permit the resale of these Shares of common stock by the selling stockholder time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the Shares of our common stock.

The selling stockholder of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares of common stock covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling its Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholder may also sell its Shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver these Shares to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these Shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares of common stock offered by this prospectus, which Shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the Shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP will pass upon the validity of the Shares of common stock offered hereby.

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EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Streamline Health and its subsidiaries as of January 31, 2022 and 2021 and for the fiscal years then ended, have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as set forth in their report thereon, included in Streamline Health’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been so incorporated in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission, including Streamline. The address of the Commission’s website is www.sec.gov. We maintain a website at www.streamlinehealth.net. Information contained in or accessible through our website is not incorporated by reference and does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available at the Commission’s website as set forth above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the common stock described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the Commission:

●	our Annual Report on Form 10-K for the fiscal year ended January 31, 2022;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022;

●	our Current Reports on Form 8-K filed with the Commission on February 17, 2022, March 28, 2022, June 3, 2022, and June 8, 2022;

●	the information contained in our Definitive Proxy Statement on Schedule 14A filed with the Commission on May 9, 2022 and incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022; and

●	the description of the Company’s Common Stock included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed on April 28, 2022, including any amendment or report filed for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Copies of any documents incorporated by reference in this prospectus are available free of charge by written or oral request directed to Streamline Health Solutions, Inc., 2400 Old Milton Pkwy., Box 1353, Alpharetta, GA 30009, Attention: Investor Relations, telephone: (888) 997-8732.

Common Stock

PRELIMINARY PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us in connection with the sale of the securities being registered.

Amount
Commission registration fees	$29.82
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous fees and expenses	*
Total	$29.82

*	These fees are calculated based on the number of issuances and/or amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Article Ninth of our Charter contains provisions permitted by Section 102 of the DGCL, which eliminate personal liability of members of our Board of Directors for violations of their fiduciary duty of care. Neither the DGCL nor our Charter, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit.

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Article Eighth of our Charter and Article VII of our Bylaws, provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article Eighth of our Charter and Article VII of the Bylaws further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article Eighth of our Charter and Article VII of the Bylaws further provides for indemnification against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense of any claim, issue or matter to the extent that a director or officer of the Company or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any such action, suit or proceeding. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

In addition, Article Eighth of our Charter and Article VII of the Bylaws provides that the right to indemnification and advancement of expenses shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Furthermore, Article Eighth of our Charter and Article VII of the Bylaws authorizes us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL.

We also currently maintain insurance policies that provide coverage pursuant to which we are to be reimbursed for amounts that we are required or permitted by law to pay to indemnify directors and officers.

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Item 16. Exhibits

Exhibit	Description of Exhibit

3.1*	Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a/ LanVision Systems, Inc., as amended through August 19, 2014 (Incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q, as filed with the Commission on September 15, 2014)

3.2*	Certificate of Amendment of Certificate of Incorporation of Streamline Health Solutions, Inc. (Incorporated by reference from Exhibit 3.1 of the Current Report on Form 8-K, as filed with the Commission on May 24, 2021)

3.3*	Amended and Restated Bylaws of Streamline Health Solutions, Inc., as amended and restated through March 28, 2014 (Incorporated by reference from Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on April 3, 2014).

4.1*	Specimen Common Stock Certificate of Streamline Health Solutions, Inc. (Incorporated by reference from the Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996)

4.2*	Form of Restricted Stock Agreement by and between Streamline Health Solutions, Inc. and 180 Consulting, LLC

5.1**	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1**	Consent of Independent Registered Public Accounting Firm — FORVIS, LLP (successor to Dixon Hughes Goodman LLP)

23.2**	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

107**	Filing Fees Exhibit

*Previously filed or incorporated by reference

** Filed herewith.

Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 22, 2022.

STREAMLINE HEALTH SOLUTIONS, INC.

By:	/s/ Thomas J. Gibson
Thomas J. Gibson
Senior Vice President, Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wyche T. (“Tee”) Green, III and Thomas J. Gibson, each as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wyche T. (“Tee”) Green, III	Chief Executive Officer and Director	June 22, 2022
Wyche T. (“Tee”) Green, III	(Principal Executive Officer)

/s/ Thomas J. Gibson	Chief Financial Officer	June 22, 2022
Thomas J. Gibson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan R. Phillips	Director	June 22, 2022
Jonathan R. Phillips

/s/ Judith E. Starkey	Director	June 22, 2022
Judith E. Starkey

/s/ Kenan H. Lucas	Director	June 22, 2022
Kenan H. Lucas

/s/ Justin Ferayorni	Director	June 22, 2022
Justin Ferayorni

*By:	/s/ Thomas J. Gibson
Thomas J. Gibson
Attorney-in-Fact

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